Exhibit 3.6

THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S AND/OR REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S AND/OR REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

DEBENTURE

ULTITEK, LTD.

7% Convertible Debenture

Due: May 3, 2013

No. 02	$500,000.00

This Debenture is issued by Ultitek, Ltd. (the “Company”), to Semyon Zlochevsky, (together with its permitted successors and assigns, the “Holder”) located at 800 Palisade avenue, Fort Lee, NJ 07024 pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. For value received on May 3, 2006, the Company hereby promises to pay to the order of Holder in lawful money of the United States of America and in immediately available funds the principal sum of $500,000.00, together with interest on the unpaid principal of this Debenture at the rate of Seven percent (7%) per year (computed on the basis of the 365-day year and the actual days elapsed) from the date of this Debenture until paid. Additionally, the Company will issue the Holder a seven-year warrant to purchase up to 10,000,000 shares of common stock at an exercise price of $0.05 per share. In the event that this debenture is not paid in full on or before Eighty Four (84) month s after the execution hereof, at the Holder’s option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on or before the due date of this Debenture or (b) converted in accordance with Section 1.02 herein.

Section 1.02 Optional Conversion. The Holder is entitled, at its option, to convert, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of this Debenture, plus accrued interest, into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (“Conversion Shares”). The Conversion Price is $0.05. To convert this debenture, the Holder shall deliver written notice (the “Conversion Notice”) thereof, such Conversion Notice containing such information necessary including amount of conversion and number of shares, to the Company at its address set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice. The Conversion Shares shall be delivered to the Holder at the address indicated herein.

Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based on the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04 Registration Rights. The Company has agreed to include the shares underlying the Warrant and Note in a registration statement to be filed with the Securities and Exchange Commission as more fully described in the registration rights agreement to be executed by the parties simultaneously herewith.

Section 1.05 Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash or in the form of Common Stock. If paid in Common Stock, the amount of stock to be issued shall be calculated in accordance with the formula and procedure set forth in Section 1.02 above.

Section 1.06 Right of Redemption. The Company shall have the right to redeem, with thirty (30) business days advance notice to the Holder, any or all outstanding Debentures remaining in its sole discretion (“Right of Redemption“). The redemption price shall be equal to 100% of the face amount of the Debenture redeemed plus all accrued interest (“Redemption Price“).

Section 1.07 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinated and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company not to exceed $100,000.

Section 1.08 No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the conversion rights set forth herein above. With respect to any fraction of a share called for upon the exercise of any such conversion rights hereunder the Company, shall issue to the Holder one whole share of the Company Stock, in lieu of such fractional share.

Section 1.09  Restriction on Conversion. In no event shall Holder be permitted to convert in excess of such principal amount of this Debenture upon the conversion of which, (x) the number of shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such Holder plus (y) the number of shares of Common Stock issuable upon such conversion of this Debenture, would be equal to or exceed (z) 9.999% of the number of voting securities of the Company then issued and outstanding, including shares issuable on conversion of this Debenture held by such Holder after application of this Section 1.09, to the extent that the limitation contained in this Section 1.09 applies. The determination of whether this Debenture is convertible (in relation to other securities owned by a Holder), and the submission of this Debenture for conversion shall be deemed to be such Holder's determination of whether such Debenture is convertible (in relation to other securities owned by a Holder), in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to convert this Debenture at such time as such conversion will not violate the provisions of this paragraph. No conversion in violation of this paragraph but otherwise in accordance with this Debenture shall affect the status of the securities issued upon such conversion as validly issued, fully-paid and non-assessable.

ARTICLE II.

Section 2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of Holder. Without the consent of Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency; (d) a breach by the Company of its obligations under the Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. The Holder may not enforce the Debenture except as provided herein.

Section 3.02 Transferability. This Note and the shares of Common Stock purchasable upon exercise of the conversion provisions set forth in this Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws (the Act and such state laws being hereinafter sometimes referred to as the “Securities Laws”), and shall not be transferable except in compliance with such Securities Laws. Any purchaser of this Note or the shares of Common Stock purchasable upon the exercise of such conversion provisions of this Note will be deemed, by the acceptance of the transfer of such Note or shares, to represent that such purchaser (a) is acquiring such Note or shares for such purchaser’s own account, or for one or more fiduciary accounts as to which such purchaser has sole investment discretion, for investment, and not with a view to reselling, splitting, sharing or otherwise participating in a distribution thereof in violation of any Securities Laws, (b) understands that the effect of such representation is that such Note and shares must be held indefinitely unless subsequently registered under the applicable Securities Laws or an exemption from such registration is available at the time of any proposed sale or other transfer thereof, (c) understands that the Company is under no obligation to register such Note or shares for resale, and (d) is fully familiar with the circumstances under which such purchaser is required to hold such Note or shares and the limitations upon the transfer or other disposition thereof. The Holder, by acceptance hereof, agrees that each certificate for Common Stock initially issued upon the exercise of such conversion rights shall be imprinted with a legend in substantially the following form:

“The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws. Such securities may not be sold or transferred except pursuant to an effective registration statement under the Act and any applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required.”

Section 3.03 Holder Representations. By accepting this Note, Holder will be deemed to have represented, warranted and agreed to and with the Company the following:

(a) The Holder understands that the Company, in issuing this Note and the Common Stock upon exercise of the conversion rights contained in this Note, is and will be relying upon, among other things, the representations of Holder contained in this Note.

(b) The Holder is acquiring this Note and will acquire any Common Stock issued upon conversion of this Note for its own account, for investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act.

(c) Holder has made its own investment decision concerning this Note. Holder has not received and has not and will not rely on, any representations, opinions or recommendations from the Company, or any of its representatives, concerning the investment by Holder in this Note, including without limitation, conversion of this Note into Common Stock.

(d) Holder has received copies of, and reviewed, all documents and information which it requested relating to the Company. Holder has had the opportunity to ask questions of, and receive answers from, the Company’s officers and other representatives, and Holder is satisfied with responses to all such questions.

ARTICLE IV.

Section 4.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision of the issuance of such dividend shall be proportionately decreased and, in the event that the Company shall at any time combine the outstanding shares of Common stock, the Conversion price in effect immediately prior to such combination shall be proportionally increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

ARTICLE V.

Section 5.01 Notice. Notices regarding this debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:                               Ultitek, Ltd.
560 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Attn: Roman Price

If to the Holder:                           Semyon Zlochevsky
800 Palisade avenue
Fort Lee, NJ 07024

Section 5.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of the laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of Nevada in connection with any dispute arising under this debenture and hereby waives, to the maximum extent permitted by law, any objection, including the objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 5.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force effect.

Section 5.04 Entire Agreement and Amendments. Except to the extent this debenture is one of a series of five debentures being executed between Holder and Company, this Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 5.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute and instrument.

IN WITNESS WHEREOF, with the intent to legally bound hereby, the Company has executed this Debenture as of the date first written above.

Ultitek, Ltd.

By:         /s/ ROMAN PRICE
Roman Price
President and Chief Executive

EXHIBIT A

NOTICE OF HOLDER CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Convertible Note into shares of common stock, $0.001 par value per share (the “Common Stock”), of Ultitek, Ltd. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

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Date to Effect Conversion

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Principal Amount of Convertible Note to be Converted

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Number of shares of Common Stock to be Issued

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Applicable Conversion Price

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Signature

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Name

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Social Security or other
Taxpayer Identifying Number

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Address